LifeVantage Appoints New Board Members to Board of Directors

Darren Jensen and Dave Toole named to the Board of Directors

SALT LAKE CITY, January 8, 2016 – LifeVantage Corporation (NASDAQ:LFVN), announced today the appointment of Darren Jensen, the company's President and Chief Executive Officer, and Dave Toole, a new independent director, to its Board of Directors. The election of Mr. Jensen and Mr. Toole brings the number of Directors to seven members and retains the independence of the Board.

"It is with pleasure that I accept the election to LifeVantage’s Board of Directors," said Mr. Jensen. "I am honored to work together with our Board to continue to execute our growth plan."

Mr. Toole stated, “I am pleased to join the Board of Directors of LifeVantage. The company has a strong foundation with effective and scientifically-backed products and has a number of exciting growth initiatives in place. I look forward to applying my experience to help LifeVantage maximize its potential.”

Garry Mauro, the company’s Chairman of the Board, added, "We are delighted to have Darren and Dave join our Board of Directors. Since his appointment as CEO, Darren has done a tremendous job outlining and executing a plan that puts LifeVantage on a path to accelerated growth. We also are excited to have someone with Dave's expertise in marketing and leadership of a public company join our Board of Directors. He has a solid track record for developing digital media and driving improved results that will provide a valuable perspective to our Board."

Mr. Jensen has served as the company’s President and Chief Executive Officer since May 2015. Mr. Jensen brings 25 years of global network marketing and direct selling experience to LifeVantage from companies selling a variety of product types including nutritional supplements and personal care products. Mr. Jensen previously served in senior executive roles at some of the largest and most respected direct selling companies in the world, as well as co-founded two thriving multi-level marketing companies. In these roles, he led the development and execution of global sales, product development and service expansion strategies. He was responsible for international business development, performance improvement, and global marketing efforts in more than 100 countries within the Asia Pacific Rim, Latin America, the Caribbean, Europe, the Middle East, and Africa. Mr. Jensen received his Bachelor of Arts in International Relations from Brigham Young University and was named one of Utah Business Magazine's 40 Under Forty honorees in 2009.

Mr. Toole brings over 35 years of experience as a supply chain, digital media and video expert, and has been the chief executive officer of MediaMobz, a private company that enables brands to increase their capacity to create video centric digital media that drives business results, since 2008. Mr. Toole is also currently the chief executive officer of Outhink Media, an emerging media incubator, which position he has held since 2001. Prior to Outhink Media, Mr. Toole spent 21 years at GaSonics International, a semiconductor capital equipment company, where he worked in various positions, including as chief executive officer from 1993 to 2001. As chief executive officer at GaSonics, Mr. Toole led the company’s initial public offering in 1994 and the sale of the company to Novellus Systems in 2001. Mr. Toole began his career at Advance Micro Devices, a manufacturer of early computer chips, where he was a production supervisor from 1976 to 1979. Mr. Toole received his Bachelor of Arts degree in Business from the University of California, Santa Barbara.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), is a science based network marketing company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, the TrueScience™ Anti-Aging Skin Care Regimen, Canine Health, the AXIO™ energy product line and the PhysIQ™ smart weight management system. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "objectives", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", “executing our growth plan”, “path to accelerated growth”, and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our leadership in the global market, product and country expansion, and future growth and financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

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